Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

July 9, 2025

Viper Energy Partners LLC

500 West Texas Ave., Suite 100

Midland, Texas 79701

Viper Energy, Inc.

500 West Texas Ave., Suite 100

Midland, Texas 79701

New Cobra Pubco, Inc.

500 West Texas Ave., Suite 100

Midland, Texas 79701

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special outside counsel to Viper Energy Partners LLC, a Delaware limited liability company (the “Issuer”), Viper Energy, Inc., a Delaware corporation (“Viper Energy”) and New Cobra Pubco, Inc., a Delaware corporation (“New Viper” and together with the Issuer and Viper Energy, the “Registrants”) in connection with the Registrants’ Registration Statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (including the rules and regulations thereunder, the “Act”), that is automatically effective under the Act pursuant to Rule 462(e) promulgated thereunder and relates to an indeterminate amount of (a) debt securities to be issued by the Issuer (the “Debt Securities”) and (b) guarantees of the Debt Securities (the “Guarantees”) to be provided by (i) Viper Energy and (ii) following the consummation of the pending acquisition of Sitio Royalties Corp., by each of Viper Energy and New Viper (the “Guarantors”). The Debt Securities and the Guarantees are collectively referred to herein as the “Securities.”

The Debt Securities are to be issued in one or more series under an indenture (the “Base Indenture”) between the Issuer and Computershare Trust Company, National Association (the “Trustee”), a form of which is filed as Exhibit 4.1 to the Registration Statement, as supplemented by one or more supplemental indentures among the Issuer, the Guarantors and the Trustee (each, a “Supplemental Indenture” and the Base Indenture, as supplemented and amended with respect to each series of Debt Securities by the terms of the applicable Supplemental Indenture, the “Indenture”).

The prospectus that is part of the Registration Statement as supplemented in the future by various supplements to the prospectus (each, a “Prospectus Supplement”) will provide for the issuance and sale by the Issuer of the Debt Securities and by the Guarantors of the Guarantees, which may be offered pursuant to Rule 415 under the Act.

We have examined and relied on originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of the Issuer, the Guarantors or public officials and other instruments as we have deemed necessary or appropriate for the purposes of this opinion letter. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, records, documents, instruments and certificates we have reviewed; (d) that the Registration Statement is effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (e) one or more appropriate Prospectus Supplement(s) and term sheet(s), if applicable, will have been filed with the SEC describing the Securities offered thereby; (f) all Securities will be issued and sold in compliance with applicable U.S. federal and state and non-U.S. securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement(s); (g) a definitive purchase, underwriting, agency or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the parties thereto (the “Underwriting Agreement”); (h) any Securities that may be issued will be issued in a form that complies with the applicable Indenture; and (i) the Base Indenture and any Supplemental Indenture to be entered into in connection with the issuance of such Securities will be signed or countersigned, as the case may be, by duly authorized officers of the Issuer, the Guarantors (as applicable) and the Trustee and will have been duly authorized and validly executed and delivered by the parties thereto. We have assumed that the terms of the Securities will have been duly authorized and created by the Issuer and the Guarantors, as applicable, and that the terms of the Securities will have been established so as not to, and that the execution and delivery by the parties thereto of the documents pursuant to which the Securities are governed and the performance of such parties’ obligations thereunder will not, breach, violate, conflict with or constitute a default under (1) the organizational or governing documents of any party or any agreement or instrument to which any party thereto is subject, (2) any law, rule or regulation to which any party thereto is subject (excepting the laws of the State of New York, the General Corporation Law of the State of

July 9, 2025

Delaware (the “DGCL”) and the Delaware Limited Liability Company Act (the “DLLCA”), as such laws apply to the Issuer and/or the Guarantors, as applicable, and the transaction pursuant to which the Securities are offered to the extent set forth herein), (3) any judicial or regulatory order or decree of any governmental authority, or (4) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. We also assume that at the time of issuance of the Securities, the Issuer and the Guarantors, as applicable, are and will remain duly organized, validly existing and, if applicable, in good standing under the laws of their respective jurisdictions of organization, and that the Issuer and Guarantors, as applicable, will have duly authorized the issuance of the Securities and related matters. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied and will rely upon statements and representations of officers and other representatives of the Issuer, the Guarantors and others.

We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of New York, the DLLCA the DGCL, in each case as in effect on the date hereof.

Based upon the foregoing, and subject to the qualifications set forth in this letter, we advise you that, in our opinion:

1.

With respect to any series of Debt Securities to be offered by the Issuer pursuant to the Registration Statement, when the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Base Indenture and any Supplemental Indenture to be entered into in connection with the issuance of such Debt Securities, the Debt Securities, when issued and sold in accordance with the Base Indenture, any Supplemental Indenture to be entered into in connection with the issuance of such Debt Securities and the Underwriting Agreement, will be valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms.

2.

With respect to any Guarantees to be offered by the Guarantors pursuant to the Registration Statement, when the terms of the Guarantees and of their issuance and sale have been duly established in conformity with the Base Indenture and any Supplemental Indenture to be entered into in connection with the issuance of such Guarantees, the Guarantees, when issued and sold in accordance with the Base Indenture, any Supplemental Indenture to be entered into in connection with the issuance of such Guarantees and the Underwriting Agreement, will be valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their respective terms.

The opinions set forth above are subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally; (b) general equitable principles (whether considered in a proceeding in equity or at law); (c) an implied covenant of good faith and fair dealing; (d) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars; (e) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States; and (f) generally applicable laws that (1) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (2) limit the availability of a remedy under certain circumstances where another remedy has been elected, (3) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, gross negligence, recklessness, willful misconduct or unlawful conduct, (4) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed-upon exchange, (5) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums or penalties upon acceleration, or (6) limit the waiver of rights under usury laws. Furthermore, the manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. We express no opinion as to the effect of Section 210(p) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended.

The Issuer has informed us that it intends to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities, the Issuer will afford us an opportunity to review all operative documents pursuant to which such Securities are to be issued (including the applicable Prospectus Supplement) and we will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in any Securities and their governing documents. We express no opinion as to the ability of another court, federal or state, to accept jurisdiction and/or venue in the event the chosen court is unavailable for any reason, including, without limitation, natural disaster, act of God, human health or safety reasons (including a pandemic) or otherwise.

July 9, 2025

This letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. We hereby consent to the filing of copies of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz